                                                                EXHIBIT (16) - 2


June 14, 2004


Mr. David R. Carter
Chief Financial Officer
The Banc Corporation
17 North 20th Street
Birmingham, Alabama  35203

Dear Mr. Carter:

This is to confirm that the client-auditor relationship between The Banc Corporation (Commission File Number 0-25033) and Ernst & Young LLP has ceased.


                                                       Very truly yours,

                                                       /s/ Ernst & Young LLP




cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, D.C. 20549